UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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The India Fund, Inc.
(Name of Registrant as Specified In Its Charter)
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Reminder Notice
THE INDIA FUND, INC.
PLEASE VOTE NOW
We are sending you this notice because we have not yet received your vote. The Special Meeting of Shareholders of The India Fund, Inc. (the “Fund”) has been adjourned in order to solicit additional votes with respect to the proposal to approve a new management agreement (the “New Advisory Agreement”) with Aberdeen Asset Management Asia Limited (“Aberdeen Asia”), a wholly-owned subsidiary of Aberdeen Asset Management PLC (“Aberdeen PLC”, and together with its affiliates and Aberdeen Asia, “Aberdeen”). The Meeting has been adjourned to 10:00 a.m. Eastern Time on December 12, 2011 at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, 30th Floor, New York, New York.
VOTING NOW WILL SAVE ADDITIONAL PROXY COSTS AND ELIMINATE PHONE CALLS TO YOU.
The Board of Directors of the Fund recommends that you vote FOR the proposal described in this Notice and in the Proxy Materials. Aberdeen is a global business with 30 offices in 23 countries. Aberdeen Asia has extensive experience in managing Asian equities in both regional and single country mandates. Moreover, closed-end funds have formed part of Aberdeen’s business since Aberdeen PLC’s inception and remain an important element of the firm’s client base in the U.S. and globally. For more information about Aberdeen Asia, please review the Joint Proxy Statement dated October 6, 2011.
When selecting a new advisor, your Board considered numerous factors outlined on pages 15 – 17 of the Joint Proxy Statement, including, among others,:
•	the reputation, financial strength and resources of Aberdeen, including the qualifications and experience of portfolio management personnel of Aberdeen Asia who would be responsible for managing the Fund’s investments, including the Fund’s illiquid investments, and Aberdeen Asia’s team-based investment philosophy and process;

•	that Aberdeen Asia has investment performance records that outperform relevant benchmark indexes, as discussed in the Joint Proxy Statement; and

•	that total fund expenses (excluding taxes, interest, brokerage fees, short sale dividend and interest expenses, and non-routine expenses) will be capped for three years at 1.15% of the Fund’s average weekly managed assets on an annualized basis.
It is important that you vote.
You can cast your vote electronically by logging onto the website on your voting instruction form or by touchtone phone by calling the toll free number on your voting instruction form and following the instructions. You can also vote by mail by returning your executed voting instruction form in the envelope provided.
Remember, your vote counts. Please vote today.